SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549-1004





                                   FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) November 1, 2000
                                  ----------------




                          GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------




















                                    - 1 -


         On November 1, 2000, General Motors Corporation's (GM) subsidiary, Hughes Electronics Corporation (Hughes), isued the following in a Form 8-K:

Item 9.Forward Looking Information Relating to Hughes

      Hughes Electronics Corporation hereby furnishes the following forward looking information relating to the operating and financial performance of Hughes and certain of its business units/subsidiaries and trends relating to such performance. This forward looking information represents our management's best estimates of the designated indicators of the financial performance of our business as of the date hereof. The furnishing of this information by Hughes is not intended to, and does not, constitute a determination by GM or Hughes that the information is in fact material or create a measure for materiality.

Hughes Consolidated Financial Guidance
(B is billions, M is millions and K is thousands)
Year Ending:               2000                         2001
----------------------------------------------------------------------
Revenue                 about $7.3B         20 to 30% growth over 2000
EBITDA(1)             more than $500M       20 to 40% growth over 2000
Cash Requirements*       about $1B                 $2.5 to 3.0B

* Excludes proceeds from sale of satellite manufacturing and financing

Hughes Consolidated -Trends
Expected average annual growth rates over next 5 years:
Revenue:  20 to 25%
EBITDA(1):  Over 50%


DIRECTV U.S. Financial Guidance
Year Ending:                                 2000                2001
------------------------------------------------------------------------------
Revenue                                  $4.7 to 4.8B       20 to 30% growth
                                                               over 2000
EBITDA(1)                                $100 to 150M         $300 to 400M
Net New High-Power Subscriber Additions  1.85 to 2.05M        1.5 to 2.0M
Cumulative Subscribers                   9.55 to 9.75M      11.05 to 11.75M

DIRECTV U.S. - Trends
Average Monthly Revenue Per Unit (ARPU)
- 2000 expected to be approximately $59
- Modest increase over next 1 to 2 years
- Assumptions driven by roll-out of new advanced products (e.g. Wink,
  TiVo, AOL TV and Ultimate TV), local channels and periodic price increases Subscriber Acquisition Costs (per subscriber) (SAC)
- Basic Box
  o Second half 2000 average expected to be approximately  $525
  o Relatively flat over next 1 to 2 years
- Advanced Boxes
  o Over the next 1 to 2 years, a 5 to 10% increase over second half 2000 basic box SAC of about $525
    - Forecast  dependent  on  penetration  mix of new boxes
    - Forecast  represents weighted average over entire subscriber base
- SAC will  ultimately be driven by the competitive  environment
Churn
- 1.5 to 1.7% per month over next 1 to 2 years



DIRECTV Latin America Financial Guidance
Year Ending:                    2000              2001
----------------------------------------------------------------
Revenue                     $525 to 550M     $800M to $900M
EBITDA(1) Losses          $(160) to (180)M   $(90) to (130)M
Net Subscriber Additions     450 to 550K       500 to 600K


DIRECTV Latin America - Trends
Programming ARPU
- 2000 estimate of approximately $35
- Modest increase over next 1 to 2 years
- Largely dependent on countries' economies, price increases and competitive environment
SAC
- 2000 expected to be $200 to $250
- Excludes capitalized  installation cost of around $50 per subscriber
- Flat to slight  increase  over 2000 for next 1 to 2 years
Churn
- Expected  to average approximately 2.5% per month in 2000
- Improving over next 1 to 2 years

Hughes Network Systems (HNS) Financial Guidance

Year Ending:                           2000                    2001
-----------------------------------------------------------------------------
HNS Revenue                         about 1.4B      10 to 20% growth over 2000
HNS EBITDA/EBITDA(1) Losses          Breakeven           $(125) to (175)M


Included in HNS EBITDA(1):

SPACEWAY EBITDA(1) Losses         $(10) to (20)M          $(40) to (50)M
DirecPC EBITDA(1) Losses          $(60) to (85)M         $(175) to (225)M
DirecPC Net Subscriber Additions     about 50K*             200 to 300K


* Represents expected cumulative U.S. DirecPC consumer subscribers at year-end


PanAmSat Financial Guidance

PanAmSat Consolidated
Year Ending:                         2000                       2001
------------------------------------------------------------------------------
Revenue                           about $1.0B                about $1.0B
Sales and Sales-type leases as
% of Total Revenues                22 to 25%                  10 to 15%
EBITDA(1) Margin              Mid to High 60% range       Mid to High 60% range

Core Transponder Leasing Business
Year Ending:                            2000                2001
------------------------------------------------------------------------
Revenue                              about $1.0B       $950M to $1.0B
Sales and Sales-type leases as
 % of Total Revenues                  22 to 25%           10 to 15%
EBITDA(1) Margin                   Low 70% range        Low 70% range

Net-36
Revenue                                  ---             $25 to 35M
EBITDA(1) Losses                   $(25) to (35M)      $(30) to (40M)

(1) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.

Cautionary Statement

      This Current Report on Form 8-K contains forward-looking information as to which there are numerous risks and uncertainties that could cause actual results to differ materially from the forward-looking information made herein. The following important factors, in addition to the risk factors, contingencies and legal matters discussed in the Form 10-K's, Form 10-Q's and Form 8-K's filed by General Motors, our corporate parent, Hughes and PanAmSat, could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in the forward-looking information.

      We Will be Adversely Affected if We Fail to Maintain Leading
      -------------------------------------------------------------
Technological Capabilities.
---------------------------

      The rapid technological changes and innovation that characterize the entertainment, information and communications services industry could cause the services and products offered by us to become obsolete. If the new technologies on which we are currently focusing our research and development investments fail to achieve acceptance in the marketplace, we would suffer a material adverse effect on our future competitive position and results of operations. For example, our competitors could be the first to obtain proprietary technologies that are perceived by the market as being superior. In addition, after substantial research and development expenditures, one or more of the technologies under development by us or any of our strategic partners could become obsolete prior to its introduction.

      Our operating results will depend to a significant extent on our ability to continue to introduce new products and services on a timely basis and to reduce costs of our existing products and services. We cannot assure you that we will successfully identify new product or service opportunities or develop and market these opportunities in a timely or cost-effective manner. The success of new product development depends on many factors, including proper identification of customer needs, cost, timely completion and introduction, differentiation from offerings of competitors and market acceptances.

      Technological innovation is important to our success and depends, to a significant degree, on the work of technically skilled employees. Competition for the services of these types of employees is vigorous. We cannot assure you that we will be able to attract and retain these employees. If we were unable to attract and maintain technically skilled employees, our competitive position could be adversely affected.

      We Could Have Inadequate Access to Capital for Growth.
      ------------------------------------------------------

      We may not be able to raise adequate capital to complete some or all of our business strategies or to react rapidly to changes in technology, products, services or the competitive landscape. We believe that key success factors in the entertainment, information and communications services industry include superior access to capital and financial flexibility. Industry participants often face high capital requirements in order to take advantage of new market opportunities, respond to rigorous competitive pressures and react quickly to changes in technology. For example, as a result of the competitive environment in the multi-channel entertainment industry, DIRECTV may have to incur increased subscriber acquisition costs by making competitive offers in the future to maintain its market leadership.

      We  expect  the  global  entertainment,   information  and  communications
services market to continue to grow due to the high demand for communications infrastructure and the opportunities created by industry deregulation. Many of our competitors are committing substantial capital and, in many instances, are forming alliances to acquire or maintain market leadership. Our strategy is to be a leader in providing entertainment, information and communications products and services by building on its experience in satellite technology and by making acquisitions and establishing, maintaining and restructuring strategic alliances as appropriate. This strategy will require substantial investments of capital over the next several years. We cannot assure you that we will be able to satisfy our capital requirements in the future.

      Our Future Growth Depends Upon our Ability to Implement our Business
      ---------------------------------------------------------------------
Strategy.
---------

      Our business strategy is focused on becoming a premier provider of integrated entertainment, information and communications services. As part of this strategy, we have implemented several new initiatives and entered into a strategic alliance with America Online, Inc. We cannot assure you that the implementation of these initiatives will not be delayed, or that they will ever be fully implemented, or, if implemented, will allow us to successfully capitalize on the emerging communications services markets we are targeting. We cannot assure you that we will be successful in implementing these new initiatives, or any other new initiatives, or that we will realize the anticipated benefits of our alliance with AOL.

      We Are Vulnerable to Satellite Failure.
      ---------------------------------------
      DIRECTV, PanAmSat and our other businesses own or utilize satellites in their businesses. Orbiting satellites are subject to the risk of failing prematurely due to, among other things, mechanical failure, a collision with objects in space or an inability to maintain proper orbit. Satellites are subject to the risk of launch delay and failure, destruction and damage while on the ground or during launch and failure to become fully operational once launched. Delays in the production or launch of a satellite or the complete or partial loss of a satellite, in-orbit or during launch, could have a material adverse impact on the operation of our businesses. With respect to both in-orbit and launch problems, insurance carried by PanAmSat and us does not compensate for business interruption or loss of future revenues or customers. We have, in the past, experienced technical anomalies on some of our satellites. We cannot assure you that we will not experience further satellite anomalies in the future. Service interruptions caused by these anomalies, depending on their severity, could result in claims by affected customers for termination of their transponder agreements, cancellation of other service contracts or the loss of other customers.

      We May Be Unable to Effectively Manage the Growth of Our DIRECTV
      -----------------------------------------------------------------
Businesses.
-----------

      Our ability to continue the planned expansion of our DIRECTV businesses and to increase our customer base while maintaining our price structure, reducing our churn rate and managing costs will depend upon, among other things, our ability to manage our growth effectively. To accomplish this, we must continue to develop our internal and external sales force, installation capability and customer service representatives, maintain our relationships with third party vendors and implement procedures to mitigate subscriber credit risk. We will also need to continue to grow, train and manage our employee base. If we are unable to manage its growth effectively, we could experience an increase in subscriber churn, and as a result, our business could be adversely affected. In addition, subscriber acquisition costs may increase if DIRECTV offers additional incentives in order to respond to competition, to expand our businesses or for other reasons. If subscriber acquisition costs increase significantly, it could have a material adverse effect on our business.

      Our Main Satellite Supplier is No Longer an Affiliate of Ours.
      --------------------------------------------------------------

      Historically,  we have been able to fulfill  most of our  satellite  needs from Hughes Space and Communications, which was previously one of our wholly-owned subsidiaries. Since the sale of Hughes Space and Communications to Boeing, we no longer manufacture satellites. Although DIRECTV and PanAmSat currently have contracts with Hughes Space and Communications, now Boeing Satellite Systems, designed to satisfy our satellite needs over the near term, we will need to obtain new contracts with Boeing Satellite Systems or with alternative suppliers for our future satellite needs. In addition, although we believe that our current contracts with Boeing Satellite Systems are on substantially arms' length terms, we cannot assure you that we will be able to obtain contracts for the manufacture of new satellites from Boeing Satellite Systems or form alternative suppliers on similar terms.

      We Could Be Adversely Affected by Our Customers' Inability to Obtain
      ---------------------------------------------------------------------
Financing.
----------

      Our customers are dependent from time to time upon third party equity or debt financing in order to pay for products and services purchased from us. Collection of amounts due to us from these customers may be adversely affected by their inability to obtain this third party financing. If these customers are unable to obtain, or are delayed in obtaining, third party financing, and are therefore unable to pay amounts due to us in the future, we may incur substantial losses related to costs it has incurred in excess of amounts collected to date from those customers. This could also have a negative effect on our future cash flows.

      We Are Subject to Domestic and Foreign Regulations that Could Adversely Affect the Nature and Extent of the Services We Offer.


      Our businesses are subject to various regulations. DIRECTV is subject to substantial regulation by the U.S. Federal Communications Commission. FCC rules and regulations are subject to change in response to industry developments, new technology and political considerations. In addition, the satellite industry is highly regulated both in the United States and internationally. We are subject to the regulatory authority of the U.S. Government and the national communications authorities of the countries in which we operate. These agencies regulate the construction, launch and operation of our satellites and the orbital slots planned for these satellites. We are currently subject to an investigation regarding certain of our export compliance activities. We and/or our customers or companies with which we do business must have authority from each country in which we provide services or provides its customers' use of its satellites. Although we believe that we and our customers or companies with which we do business presently hold the requisite licenses and approvals for the countries in which we/they currently provide services, regulations in each country are different and, as a result, there may be instances of noncompliance of which we are not aware.


      Our businesses could be adversely affected by the adoption of new laws, policies and regulations. We cannot assure you that we will succeed in obtaining all requisite regulatory approvals for our operations without the imposition of restrictions on, or adverse consequences to, our businesses. We also cannot assure you that material adverse changes in regulations affecting the industries in which we operate our businesses will not occur in the future.

      We Are Subject to Other Risks Related to Our International Operations.
      ----------------------------------------------------------------------

      About 21% of our revenues in 1999, excluding revenues from our former subsidiary, Hughes Space and Communications, were generated outside the United States. We are currently evaluating expansion opportunities in select international markets. These international operations subject us to many risks inherent in international business activities, including:

 o limitations and disruptions resulting from the imposition of government controls;

 o  difficulty meeting export license requirements;

 o obtaining and/or maintaining licenses which are necessary to conduct our business;

 o  economic or political instability;

 o  trade restrictions;

 o  changes in tariffs;

 o  currency fluctuations;

 o  greater difficulty in safeguarding intellectual property; and

 o difficulties in managing overseas subsidiaries and international operations.

    These risks could have a material adverse effect on our business.

      Grand Jury Investigation/State Department Review Could Result in
      ----------------------------------------------------------------
Sanctions
---------

      There is a pending grand jury investigation into whether we should be accused of criminal violations of the export control laws arising out of the participation of two of our employees on a committee formed to review the findings of Chinese engineers regarding the failure of a Long March rocket in China in 1996. We are also subject to the authority of the U.S. State Department to impose sanctions for non-criminal violations of the Arms Export Control Act. The possible criminal and/or civil sanctions could include fines as well as debarment from various export privileges and participation in government contracts. On October 6, 2000, we completed the sale of our satellite manufacturing business to The Boeing Company. In that transaction, we retained limited liability for certain possible fines and penalties and the financial consequences of debarment related to the business now owned by Boeing, should either the Department of Justice or State Department impose such sanctions against the satellite manufacturing business. We do not expect the grand jury investigation or State Department review to result in a material adverse effect upon our business. However, there can be no assurance as to those conclusions.

      Compromise of Satellite Programming Signals Could Adversely Affect Our
      -----------------------------------------------------------------------
Business.
---------

      The delivery of direct broadcast television programming requires the use of encryption technology to assure that only authorized subscribers can receive the programming. It is illegal to create, sell or otherwise distribute or use mechanisms or devices to circumvent that encryption. Theft of cable and satellite programming does occur and attempts have been made to circumvent our signal encryption. We have implemented measures intended to reduce signal theft of our programming. If we were unable to respond to any widespread compromise of our encryption technology, our business could be materially adversely affected.

      Disputes with Raytheon Regarding Former Defense Operations Could Result in
      --------------------------------------------------------------------------
a Material Payment from Us to Raytheon.
---------------------------------------

      In connection with the 1997 spin-off of the defense electronics business of our predecessor as part of our restructuring transactions and the subsequent merger of that business with Raytheon, the terms of the merger and related agreements between us and Raytheon provided processes for resolving disputes that might arise in connection with post-closing financial adjustments that were also called for by the terms of the merger agreement. These financial adjustments might require a cash payment from Raytheon to us or vice versa. A dispute currently exists regarding the post-closing adjustments that we and Raytheon have proposed to one another and related issues regarding the adequacy of disclosures made by us to Raytheon in the period prior to consummation of the merger. We are proceeding with the dispute resolution process with Raytheon. It is possible that the ultimate resolution of the post-closing financial adjustment and of related disclosure issues may result in us making a payment to Raytheon that would be material to us. However, the amount of any payment that either party might be required to make to the other cannot be determined at this time. We intend to vigorously pursue resolution of the disputes through the arbitration process, opposing the adjustments proposed by Raytheon and seeking the payment from Raytheon that it has proposed.

      Forecasts and Other Estimates Could be Unreliable
      -------------------------------------------------

      This Current Report on Form 8-K includes certain forward looking information provided by the Company with respect to our anticipated future performance. Such forward looking information reflects various assumptions by us concerning anticipated results and are subject to the risks described herein, significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Accordingly, there can be no assurance that such forward looking information will be realized. The forward looking information and actual results will likely vary, and those variations may be material.

      Forward-Looking Statements
      --------------------------

      The following are additional important factors which may cause actual results to differ materially from those expressed in forward looking information provided by the managements of GM and Hughes:

      Changes in economic conditions, currency exchange rates, or political stability in the major markets where the corporation procures material, components, and supplies for the production of its principal products or where its products and services are produced, distributed, or sold (i.e., North America, Europe, Latin America, and Asia-Pacific).

      Shortages of fuel or interruptions in transportation systems, labor strikes, work stoppages, or other interruptions to or difficulties in the employment of labor in the major markets where the corporation purchases material, components, and supplies for the production of its products or where its products and services are produced, distributed, or sold.

      Significant changes in the competitive environment in the major markets where the corporation purchases material, components, and supplies for the production of its products or where its products and services are produced, distributed or sold.

      Changes in the laws, regulations, policies, or other activities of governments, agencies, and similar organizations where such actions may affect the production, licensing, distribution, or sale of the corporation's products and services, the cost thereof, or applicable tax rates.

      The ability of the corporation to achieve reductions in cost and employment levels, to realize production efficiencies, and to implement capital expenditures, all at the levels and times planned by management.

      Additional risk factors include: economic conditions, product demand and market acceptance, government action, local political or economic developments in or affecting countries where Hughes has operations, ability to obtain export licenses, competition, ability to achieve cost reductions, technological risk, limitations on access to distribution channels, the success and timeliness of satellite launches, in-orbit performance of satellites, ability of customers to obtain financing, and Hughes' ability to access capital to maintain its financial flexibility. Additionally, Hughes and its 81% owned subsidiary, PanAmSat Corporation, have experienced satellite anomalies in the past and may experience satellite anomalies in the future that could lead to the loss or reduced capacity of such satellites that could materially affect Hughes' operations.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)

Date    November 1, 2000
        -----------------

                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)